SRK Consulting (U.S.), Inc.
5250 Neil Road, Suite 300
Reno, NV 89502

CONSENT OF THIRD-PARTY QUALIFIED PERSON
SRK Consulting (U.S.), Inc. (“SRK”), in connection with the filing of the Hycroft Mining Holding Corporation Annual Report on Form 10-K, consent to:
•the filing and use of the technical report summary titled “Hycroft Project, Technical Report Summary, Heap Leaching Feasibility Study, Winnemucca, Nevada, USA” (the “Technical Report”), with an effective date of July 31, 2019, as an exhibit to and referenced in the Form 10-K;
•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Technical Report; and
•the information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K.
SRK also consents to the incorporation by reference in Hycroft Mining Holding Corporation’s registration statement on Form S-8 (No. 333-249620) of the above items as included in the Form 10-K.
SRK is responsible for authoring, and this consent pertains to, the following Sections of the Technical Report Summary:
•Section 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 1.12: Executive Summary
•Section 6: Geology
•Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, and 7.7: Exploration
•Section 7.9: Hydrogeology
•Section 8: Sample Preparation, Analyses and Security
•Section 9: Data Verification
•Section 11: Mineral Resource Estimates
•Section 13.6: Mine Dewatering
•Section 18.3.1, Initial Mine Capital Costs, as related to mine dewatering
•Section 22.1: Interpretation and Conclusions
•Section 23.1: Recommendations

March 24, 2021
/s/ SRK Consulting (U.S.), Inc.	SRK Consulting (U.S.), Inc.
Signature of Authorized Person for SRK Consulting (U.S.), Inc., a Qualified Third-Party Firm	Print name of Authorized Person